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                                                                Exhibit 10.22


                            FORBEARANCE AGREEMENT

                 THIS AGREEMENT is made as of April 29, 1996, by and between OAKMONT PHARMACEUTICALS, INC., a Delaware corporation ("Oakmont"), and REXALL SUNDOWN, INC., a Florida corporation ("Rexall-Sundown"), as assignee of RSL Holdings, Inc. (formerly known as Pennex Laboratories, Inc. and, before that, RS Acquisition, Inc.), a Pennsylvania corporation ("RSL").

                 Pursuant to an Agreement of Purchase and Sale dated as of December 29, 1995, by and between RSL as Seller and Oakmont as Buyer (the "Agreement"), RSL sold to Oakmont various assets formerly used in RSL's pharmaceutical manufacturing business (collectively, the "Assets"), including
(i) certain real estate in Plum Borough, Allegheny County, Pennsylvania (the "Real Property"), wherein RSL conducted its pharmaceutical manufacturing operations, and (ii) various items of personal property (collectively, the "Personal Property") including equipment used by RSL in the conduct of its operations conducted at the Real Property and inventory located at the Real Property. RSL retained a mortgage lien on the Real Property and a security interest in the Personal Property to secure Oakmont's payment of the unpaid balance of the purchase price of the Assets and various other obligations owed by Oakmont to RSL (collectively, the "Obligations") pursuant to a promissory note dated January 31, 1996 (the "Note") and a mortgage dated February 1, 1996 and a security agreement dated January 31, 1996

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(such mortgage and security agreement are together hereinafter referred to as the "Security Documents"). RSL has transferred all of its rights in respect of the Obligations and in and under the Note and the Security Documents to Rexall-Sundown. Oakmont has defaulted in the timely payment of the Obligations. The amount necessary to bring Oakmont current on the Obligations as of June 30, 1996 (the "Cure Amount"), including interest accrued through that date at a per annum rate of 12%, will be $454,069.34, comprising interest in the amount of $301,748.33 accrued on the Note, and reimbursable costs (together with interest thereon) of $152,321.01. Rexall-Sundown is willing to forbear from the enforcement of its right to payment on the outstanding balance of the Obligations on the terms and conditions set forth herein.

                 NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises herein contained, Oakmont and Rexall-Sundown, each intending to be legally bound hereby, agree as follows:

                 1. Rexall-Sundown waives any right to accelerate the maturity of the outstanding balance of the Obligations or to exercise any other right or remedy under the Agreement, the Note, or the Security Documents available by reason of any payment default thereunder occurring prior to the date of this Agreement, and if such acceleration shall be deemed to have occurred prior to the date hereof by reason of any such default, such acceleration shall be deemed nullified and rescinded. Rexall-Sundown further





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agrees not to accelerate the maturity of the Obligations or take any other action to enforce payment of the Obligations unless an Event of Default (as defined below in paragraph 6 below) shall have occurred and be continuing.

                 2. Oakmont will pay Rexall-Sundown the Cure Amount in three successive installments as follows:

                 $250,000.00 will be paid on or before May 25, 1996 $125,000.00 will be paid on or before June 15, 1996
                  $79,069.34 will be paid on or before June 30, 1996

                 3. Oakmont will pay the following additional amounts, representing interest accrued on the outstanding principal due under the Note at a rate of 12% per annum, on the following dates:

                 $61,948.33 on or before July 31, 1996
                 $61,948.33 on or before August 31, 1996
                 $59,950.00 on or before September 30, 1996
                 $61,948.33 on or before October 31, 1996

                 4. Oakmont will pay RSL the following additional amounts on or before October 31, 1996:

                 $213,821.67 (representing additional interest accrued at a rate of 6% per annum from April 1, 1996 through October 31, 1996 on the outstanding principal balance of the Note)

                 $5,995,000.00 (representing the current unpaid principal balance due under the Note)

                 $100,000.00 (representing an agreed upon forbearance fee)

Accordingly, the total amount due and payable by Oakmont to Rexall-Sundown on October 31, 1996, including the items enumerated in this paragraph 4 and the interest payment due on October 31, 1996 as provided in paragraph 3, is $6,370,770.00.





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                 5.       Simultaneously with the execution and delivery of
this Agreement, Oakmont will deliver to Kirkpatrick & Lockhart LLP ("K&L"), counsel to Rexall-Sundown, at its office at 1500 Oliver Building, Pittsburgh, PA 15222, the following items: (i) an executed and acknowledged Deed of Conveyance, conveying the Real Property to a person or persons to be designated by Rexall-Sundown (such Deed to be prepared in such fashion that the name and address of the transferee may be inserted by Rexall-Sundown); and (ii) a Bill of Sale, also prepared in such fashion that the name of the transferee can be inserted by Rexall-Sundown. The Deed and the Bill of Sale shall be in the forms annexed hereto as Exhibits A and B, and shall hereinafter be together referred to as the "Transfer Documents". K&L shall hold the Transfer Documents in escrow, until directed by Rexall-Sundown to deliver them in accordance with paragraphs 7 or 9 below.

                 6. Any of the following events shall constitute an "Event of Default" for purposes of this Forbearance Agreement: (i) Any of the installment payments required to be made in respect of the Cure Amount as provided in paragraph 2 above shall not be made in full on or before its respective due date; or (ii) Oakmont shall have defaulted in the payment or performance of any other duty or obligation under this Forbearance Agreement or the Agreement, the Note or the Security Documents as modified by this Forbearance Agreement (other than any default waived by Rexall-Sundown pursuant to paragraph 1 above) and any applicable grace or cure period shall have expired.





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                 7.       If any Event of Default shall have occurred and be
continuing, then, in any such event, Rexall-Sundown may accelerate the maturity of all the remaining Obligations and, in addition, may do any or all of the following: (a) cause K&L to deliver the Transfer Documents to Rexall-Sundown; cause such Transfer Documents to be completed by the insertion of the name of the transferee or transferees of the Real Property and the Personal Property; and cause any or all of the Transfer Documents to be filed or recorded in the appropriate public records; (b) cause judgment to be entered in favor of Rexall-Sundown (or its assignee) and against Oakmont for all or any part of the outstanding balance of the Obligations pursuant to the warrant of attorney hereinafter set forth; and (c) exercise any and all other rights and remedies provided by law.

                 8. If Rexall-Sundown elects to cause K&L to deliver to Rexall-Sundown the Transfer Documents, then Oakmont shall be released and discharged from any and all further liability in respect of the Obligations; provided, however, that nothing in this Forbearance Agreement shall impair Rexall-Sundown's right to enforce its lien and security interest in the Assets.

                 9. If all the Obligations are timely paid in full in accordance with this Forbearance Agreement, the Agreement, the Note, and the Security Documents as modified by this Forbearance Agreement, and no Event of Default shall have occurred and be continuing, then upon receipt of such payment, Rexall-Sundown shall





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release its lien and security interest in the Assets and shall cause K&L to return the Transfer Documents to Oakmont.

                 10. OAKMONT HEREBY AUTHORIZES ANY ATTORNEY OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR OAKMONT AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, AND CONFESS A JUDGMENT OR JUDGMENTS AGAINST OAKMONT AND IN FAVOR OF REXALL-SUNDOWN OR ITS ASSIGNS, AS MANY TIMES AS SHALL BE NECESSARY OR EXPEDIENT, FOR ALL OR ANY PART OF THE THEN OUTSTANDING BALANCE OF THE OBLIGATIONS, TOGETHER WITH AN ATTORNEY'S FEES OF 15% OF SUCH AMOUNT, WITH RELEASE OF ALL ERRORS AND WITHOUT STAY OF EXECUTION.

                 IN WITNESS WHEREOF, we have hereunto set our hands and seals the day and year first above written.

                                             OAKMONT PHARMACEUTICALS, INC.


                                             By:
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                                             Title:
                                                   ----------------------------

                                             REXALL SUNDOWN, INC.


                                             By:
                                                -------------------------------
                                             Title:
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